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                                                                    Exhibit 21.1

                     SUBSIDIARIES OF STRATAGENE CORPORATION

                                          JURISDICTION
         NAME                             OF FORMATION
--------------------------------          ---------------
Stratagene California                     California
Stratagene Japan KK                       Japan
BioCrest Corporation                      Delaware
BioCrest, BV                              The Netherlands
BioCrest Logistics, BV                    The Netherlands
BioCrest Management, L.L.C.               Delaware
BioCrest Limited, L.L.C.                  Delaware
BioCrest Manufacturing, L.P.              Delaware
BioCrest Sales, L.P.                      Delaware
Phenogenex, L.L.C.                        Delaware
Iobion Informatics, L.L.C                 Delaware
Iobion Informatics (Canada) Ltd.          Canada
Iobion Management, L.L.C                  Delaware
Iobion Limited, L.L.C.                    Delaware
Iobion, L.P.                              Texas
Hycor Biomedical Inc.                     Delaware
Hycor Biomedical Ltd.                     Scotland
Hycor Biomedical GmbH                     Germany